UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 29, 2014
Diamond Resorts International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35967	46-1750895
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10600 West Charleston Boulevard, Las Vegas, Nevada		89135
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 702-684-8000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On October 29, 2014, Diamond Resorts International, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended September 30, 2014. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.
Item 7.01. Regulation FD Disclosure.
On October 29, 2014, the Company issued a press release announcing that the Company’s Board of Directors has authorized a share repurchase program allowing for the expenditure of up to $100 million for the repurchase of the Company’s common stock. Repurchases will be made from time to time in accordance with applicable securities laws in the open market and/or in privately negotiated transactions, and may include repurchases pursuant to Rule 10b5-1 trading plans. The share repurchase program is effective immediately, and repurchases may begin as soon as November 3, 2014. The repurchase program does not obligate the Company to acquire any particular amount of common stock or to acquire shares on any particular timetable, and the program may be suspended at any time at the Company’s discretion. The timing and amount of share repurchases will be determined by the Company’s management based on its evaluation of market conditions, the trading price of the stock, applicable legal requirements, compliance with the provisions of the Company’s credit agreement, and other factors. A copy of the press release is furnished as Exhibit 99.2 to this report and is incorporated herein by reference.
The information furnished pursuant to Items 2.02 and 7.01, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01. Financial Statements and Exhibits.
d) Exhibits

Exhibit No.	Description

99.1	Press Release dated October 29, 2014, announcing financial results for the quarter ended September 30, 2014 (furnished herewith)
99.2	Press Release dated October 29, 2014, announcing $100 million share repurchase program (furnished herewith)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diamond Resorts International, Inc.
October 29, 2014	By: /s/ David F. Palmer Name: David F. Palmer
Title: President and Chief Executive Officer